UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 16, 2024
Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)
(650) 521-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On April 16, 2024 Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K regarding a plan to reduce its annualized run-rate operating expenses to better align its organizational structure and resources with its strategic initiatives (the “Expense Reduction Plan”). At that time the Company was unable to make a determination of the estimated amount or range of amounts to be incurred in connection with the Expense Reduction Plan.
At this time, the Company expects to incur charges related to the Expense Reduction Plan to be approximately $27 million in fiscal 2024, consisting primarily of the following:
•approximately $10 million of compensation and benefits afforded to terminated employees;
•approximately $12 million associated with the closure of the San Diego office and related costs, including lease related costs; and
•approximately $4 million of charges for excess inventory due to a decrease in internal demand relating to the expense reduction initiatives.
Of the charges expected to be incurred outlined above, the Company currently expects cash expenses of approximately $21 million related to the Expense Reduction Plan, consisting primarily of the following:
•approximately $10 million of compensation and benefits afforded to terminated employees; and
•approximately $11 million associated with the closure of the San Diego office and related costs, including lease related costs.
The Company expects to recognize substantially all of these charges in the second and third quarter of fiscal 2024. While the Company has estimated the above charges based on information currently available, the estimates are subject to change based on various factors, including actual costs incurred in closing the San Diego office and related activities. In addition, the Company may incur additional costs and charges in connection with the Expense Reduction Plan.

This Item 2.05 contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the Company’s expected operating expense reductions, the expected timing of such reductions and the charges and financial impact associated with such reductions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, risks related to the Company’s operating expense reductions and the Company’s ability to accurately estimate the charges associated with such reductions. Other factors that could cause actual results to differ from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition, the charges associated with the Company’s operating expense reductions may be greater than anticipated. In addition, the Company’s restructuring costs may be greater than anticipated and the workforce and operating expense reductions may have an adverse impact on the Company’s sales and development activities. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. The Company disclaims any obligation to update information contained in any forward-looking statements contained in this Item 2.05 whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Susan G. Kim
Susan G. Kim
Chief Financial Officer
Date: August 7, 2024